Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and among

APOLLO CAPITAL GROUP, INC.,

CELESTIAL INVESTMENTS, LTD.

and

THE SHAREHOLDERS OF CELESTIAL INVESTMENTS, LTD.

Dated as of July 7, 2010

SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of July 7, 2010 by and among Apollo Capital Group, Inc., a Florida corporation (“Apollo”), Celestial Investments, Ltd., a United Kingdom Private Limited Company (“Celestial”) and the individuals who are signatory to this Agreement (individually, a “Shareholder” and collectively, the “Shareholders”).

RECITAL

WHEREAS, the Shareholders own one hundred percent of the issued and outstanding Ordinary Shares of Celestial (the “Celestial Shares”); and

WHEREAS, the Shareholders wish to exchange the Celestial Shares for 6,000,000 shares of common stock of Apollo (the “Apollo Shares”) and Apollo wishes to issue and exchange the Apollo Shares for the Celestial Shares, whereupon Celestial will become a wholly-owned subsidiary of Apollo, all on the terms and conditions set forth herein

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, Apollo, Celestial and the Shareholders agree as follows:

ARTICLE I
EXCHANGE OF SHARES

1.1	The Closing.

(a)           Subject to the terms and conditions set forth in this Agreement, the Shareholders shall assign, transfer, convey and deliver the number of Celestial Shares set forth beside their respective names on Exhibit A hereto to Apollo in exchange for which Apollo shall issue and deliver to the Shareholders the Apollo Shares in the amounts set forth beside their respective names on Exhibit A hereto.  The closing of the exchange of shares (the “Closing”) shall occur contemporaneously with the execution of this Agreement.

(b)           At the Closing, (i) the Shareholders shall deliver or cause to be delivered to Apollo stock certificates representing their respective Celestial Shares duly endorsed for transfer and (ii) Apollo shall deliver or cause to be delivered to each Shareholder a certificate evidencing his or its Apollo Shares registered in the name of such Shareholder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

2.1           Representations and Warranties of Apollo.  Apollo hereby makes the following representations and warranties to Celestial and the Shareholders:

(a)           Organization and Qualification.  Apollo is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Apollo has no subsidiaries other than Alpha Music Mfg. Corp., which is in the process of being spun off to Apollo’s shareholders of record as of October 18, 2009.

(b)           Authorization; Enforcement.  Apollo has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by Apollo and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Apollo and no further action is required by Apollo.  This Agreement has been duly executed by Apollo and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Apollo enforceable against Apollo in accordance with its terms.  Apollo is not in violation of any of the provisions of its articles of incorporation or bylaws.

(c)           Capitalization.  The number of authorized, issued and outstanding shares of capital stock of Apollo is set forth in the SEC Documents (as hereinafter defined).  No shares of capital stock of Apollo are entitled to preemptive or similar rights, nor is any holder of capital stock of Apollo entitled to statutory preemptive or similar rights arising out of any agreement or understanding with Apollo.  There are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any Person (as hereinafter defined) any right to subscribe for or acquire any shares of capital stock of Apollo, or contracts, commitments, understandings, or arrangements by which Apollo is or may become bound to issue additional shares of capital stock of Apollo, or securities or rights convertible or exchangeable into shares of capital stock of Apollo.

(d)           Issuance of the Apollo Shares.  The Apollo Shares are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, “Liens”).

(e)           No Conflicts.  The execution, delivery and performance of this Agreement by Apollo and the consummation by Apollo of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of Apollo’s articles of incorporation or bylaws (each as amended through the date hereof); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing an Apollo debt or otherwise) to which Apollo is a party or by which any property or asset of Apollo is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Apollo is subject (including federal and state securities laws and regulations), or by which any property or asset of Apollo is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of Apollo (an “Apollo Material Adverse Effect”).  The business of Apollo is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could reasonably be expected to not have or result in an Apollo Material Adverse Effect.

(f)           Filings, Consents and Approvals.  Apollo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Apollo of this Agreement other than filings to be made subsequent to the Closing to report the transactions contemplated hereby as required by the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder the U.S. Securities and Exchange Commission.

(g)           Litigation; Proceedings.  There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of Apollo, threatened against or affecting Apollo or any of their respective properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement or (ii) could, individually or in the aggregate, reasonably be expected to have or result in an Apollo Material Adverse Effect.

(h)           No Default or Violation.  Apollo (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Apollo), nor has Apollo received notice of a claim that it is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, have or result in an Apollo Material Adverse Effect.

(i)           Private Offering.  Assuming the accuracy of the representations and warranties of the Shareholders set forth in Section 2.3(a)-(g) of this Agreement, the offer, issuance and sale of the Apollo Shares to the Shareholders as contemplated hereby are exempt from the registration requirements of the Securities Act.  Neither Apollo nor any person acting on his or its behalf has taken any action that could subject the issuance of the Apollo Shares to the registration requirements of the Securities Act.

(j)            SEC Documents; Financial Statements.  Apollo has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, during such period as Apollo was required by law to file such material (the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder.  All material agreements to which Apollo is a party or to filed as exhibits to the SEC Documents have been so filed.  The financial statements of Apollo included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis (“GAAP”) during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of Apollo as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k)           Brokers Fees.  No fees or commissions will be payable by Apollo to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(l)            Solicitation Materials.  Neither Apollo nor any person acting on Apollo’s behalf has solicited any offer to buy or sell the Apollo Shares by means of any form of general solicitation or advertising.  No “directed selling efforts” as defined in Rule 902 under the Securities Act were made in the United States with respect to the offer and sale of the Apollo Shares by Apollo or anyone acting on its behalf.

(m)          Patents and Trademarks.  Apollo has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the “Apollo Intellectual Property Rights” that are necessary or material for use in connection with its business, and the failure to so have could not reasonably be expected to have an Apollo Material Adverse Effect.  To the best knowledge of Apollo, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Apollo Intellectual Property Rights.

(n)           Registration Rights; Rights of Participation.  Apollo has not granted or greed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Apollo registered with the Commission or any other governmental authority and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

(o)           Regulatory Permits.  Apollo possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business except where the failure to possess such permits, individually or in the aggregate, could reasonably be expected to have or result in an Apollo Material Adverse Effect (“Material Apollo Permits”), and Apollo has not received any notice of proceedings relating to the revocation or modification of any Material Apollo Permit.

(p)           Title.  Apollo does not own any real property.  Apollo has good and marketable title to all personal property owned by them that is material to the business of Apollo, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Apollo.  Any real property and facilities held under lease by Apollo is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Apollo.

2.2          Representations and Warranties of Celestial and the Shareholders.  Celestial and the Shareholders, jointly and severally, hereby represent and warrant to Apollo as follows:

(a)           Organization and Qualification.  Celestial is a private limited company duly incorporated, validly existing and in good standing under the laws of the United Kingdom with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Celestial has no subsidiaries or equity interests in any other entity.

(b)           Authorization; Enforcement.  Celestial and the Shareholders each have the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out their respective obligations hereunder.  The execution and delivery of this Agreement by Celestial and the Shareholders and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Celestial and no further action is required by Celestial and the Shareholders.  This Agreement has been duly executed by Celestial and the Shareholders and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of Celestial and the Shareholders enforceable against Celestial and the Shareholders in accordance with its terms.  Celestial is not in violation of any of the provisions of its charter documents.

(c)           Capitalization.  The number of authorized, issued and outstanding capital stock of Celestial is set forth in Schedule 3.1(c).  No shares of capital stock of Celestial are entitled to preemptive or similar rights, nor is any holder of capital stock of Celestial entitled to statutory preemptive or similar rights arising out of any agreement or understanding with Celestial.  There are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock of Celestial or contracts, commitments, understandings, or arrangements by which Celestial is or may become bound to issue additional shares of capital stock of Celestial, or securities or rights convertible or exchangeable into shares of capital stock of Celestial.

(d)           Title to Celestial Shares.  The Celestial Shares are duly authorized, validly issued, and fully paid and nonassessable, and are owned of record and beneficially by the Shareholders as set forth on Exhibit A hereto, free and clear of all Liens.

(e)           No Conflicts.  The execution, delivery and performance of this Agreement by Celestial and the Shareholders and the consummation by Celestial and the Shareholders of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of Celestial’s charter documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing a debt or otherwise) to which Celestial or any Shareholder is a party or by which any property or asset of Celestial or any Shareholder is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Celestial or any Shareholder is subject (including federal and state securities laws and regulations), or by which any property or asset of Celestial or any Shareholder is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of Celestial (a “Celestial Material Adverse Effect”).  The business of Celestial is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Celestial Material Adverse Effect.

(f)           Filings, Consents and Approvals.  Neither Celestial nor any Shareholder is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Celestial or the Shareholders of this Agreement.

(g)          Litigation; Proceedings.  There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of Celestial or the Shareholders, threatened against or affecting Celestial or the Shareholders or any of their respective properties before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign) that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement or the Celestial Shares or (ii) could, individually or in the aggregate, reasonably be expected to have or result in a Celestial Material Adverse Effect.

(h)          No Default or Violation.  Neither Celestial nor any Shareholder (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Celestial or any Shareholder), nor has Celestial nor Shareholder received notice of a claim that it is in default under or is in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it or her is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, individually or in the aggregate, have or result in a Celestial Material Adverse Effect.

(i)           Financial Statements; Books and Records; Accounts Receivable.

(i)         The Shareholders and Celestial have delivered to Apollo the financial statements attached as Schedule 2.2(i) hereto (the “Celestial Financial Statements”).  The Celestial Financial Statements have been prepared in accordance with GAAP during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Celestial as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  The Celestial Financial Statements comply in all material respects with applicable accounting requirements of the Commission.

(ii)         The books and records of Celestial are complete and correct in all material respects and have been maintained in accordance with sound business practices consistent with industry standards.

(iii)           Celestial has no accounts receivable.

(j)           Absence of Certain Changes.  Since the date of the latest balance sheet included in the Celestial Financial Statements, Celestial has been operated, in the ordinary course and consistent with past practice and, in any event, there has not been:  (i) any material adverse change in the business, condition (financial or otherwise), operations, results of operations or prospects of Celestial; (ii) any loss or, to the knowledge of Celestial and the Shareholders, threatened or contemplated loss, of business of any customers or suppliers of Celestial which, individually or in the aggregate, could reasonably be expected to have a Celestial Material Adverse effect; (iii) any loss, damage, condemnation or destruction to any of the properties of Celestial (whether or not covered by insurance); (iv) any borrowings by Celestial other than trade payables arising in the ordinary course of the business and consistent with past practice; or (v) any sale, transfer or other disposition of any of the assets other than in the ordinary course of the business and consistent with past practice.

(k)          Contracts.  Schedule 2.2(k) hereto sets forth a list of all contracts, agreements, leases, licenses, permits, commitments and arrangements of Celestial (the “Contracts”).  Celestial is not alleged to be in default, nor to Celestial’s and the Shareholders’ knowledge is there any basis for any Celestial or any other party, under any of the Contracts and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Celestial or any Shareholder, any other party thereto or any other party.  All of the Contracts are in full force and effect, will continue in full force and effect after the Closing without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or making of any filing with, any third party.  The Contracts are valid and enforceable against Celestial and to Celestial’s and the Shareholders’ knowledge, the other parties thereto.  Neither Celestial nor any Shareholder has received any notice of the intention of any party to terminate, or substantially reduce the volume of its purchases, sales, products or advertisements under, any Contract.  Celestial is not currently in discussions regarding any amendment, modification, extension or termination of, and is not currently re-negotiating Contracts.

(l)           Employees.  Schedule 2(l) sets forth the name of each employee of Celestial and a description of their compensation.  Celestial does not maintain any employee benefit plans.

(m)         Taxes.  Celestial has filed all tax returns of any kind required to be filed and has paid all taxes and other charges due or claimed to be due with respect to its taxing authorities.  There are no Liens for taxes upon any of Celestial’s assets and there are no claims asserted for taxes against Celestial or any Shareholder with respect to any of Celestial’s assets, except for taxes due but not yet payable.

(n)          Brokers’ Fees.  No fees or commissions will be payable by Celestial or the Shareholders to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(o)          Patents and Trademarks.  Celestial has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the “Celestial Intellectual Property Rights”) that are necessary or material for use in connection with its business, and the failure to so have could not reasonably be expected to have a Celestial Material Adverse Effect.  To the best knowledge of Celestial and the Shareholders, all such Celestial Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Celestial Intellectual Property Rights.

 (p)         Regulatory Permits.  Celestial possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business except where the failure to possess such permits, individually or in the aggregate, could reasonably be expected to have or result in a Celestial Material Adverse Effect (“Celestial Material Permits”), and neither Celestial nor any Shareholder has received any notice of proceedings relating to the revocation or modification of any Celestial Material Permit.

(q)          Title.  Celestial does not own or lease any real property.  Celestial has good and marketable title to all real personal property owned by it in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Celestial.

2.3          Investment Representations of the Shareholders.  Each Shareholder warrants and represents to Apollo as follows:

(a)          Investment Intent.  The Shareholder is acquiring the Apollo Shares for his or its own account and not for the account of any “U.S. Person” as defined in Rule 902 under the Securities Act. The Shareholder is acquiring the Apollo Shares for investment purposes only and not with a view to or for distributing or reselling the Apollo Shares or any part thereof or interest therein, without prejudice, however, to the Shareholder’s right at all times to sell or otherwise dispose of all or any part of the Apollo Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

(b)          Status.  The Shareholder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Shareholder is not a “U.S. Person” as defined in Rule 902 under the Securities Act

(c)          Experience of Shareholder.  The Shareholder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Apollo Shares, and has so evaluated the merits and risks of such investment.

(d)          Ability of Shareholder to Bear Risk of Investment.  The Shareholder is able to bear the economic risk of an investment in the Apollo Shares and, at the present time, is able to afford a complete loss of such investment.

(e)           Access to Information.  The Shareholder acknowledges that he or it has reviewed the SEC Documents and the disclosure contained herein and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Apollo concerning the terms and conditions of the offering of the Apollo Shares and the merits and risks of investing in the Apollo Shares; (ii) access to public information about Apollo and Apollo’s financial condition, results of operations, business, properties, management and prospects sufficient to enable the Shareholder to evaluate his investment; and (iii) the opportunity to obtain such additional public information that Apollo possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained herein and in the SEC Documents.

(f)           General Solicitation.  The Shareholder is not purchasing the Apollo Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Apollo Shares published in any newspaper, magazine or similar media, published or broadcast over television or radio or presented at any seminar.  No “directed selling efforts” as defined in Rule 902 under the Securities Act were made in the United States with respect to the offer and sale of the Apollo Shares by Apollo or anyone acting on its behalf.

(g)          Reliance.  The Shareholder understands and acknowledges that (i) the Apollo Shares are being offered and sold to the Shareholder without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws and (ii) the availability of such exemption depends in part on, and Apollo will rely upon the accuracy and truthfulness of, the foregoing representations and the Shareholder hereby consents to such reliance.

ARTICLE III
OTHER AGREEMENTS OF THE PARTIES

3.1	Transfer Restrictions.

(a)          The Apollo Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act.  In connection with any transfer of the Apollo Shares other than pursuant to an effective registration statement, Apollo may require the transferor thereof to provide to Apollo an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Apollo, to the effect that such transfer does not require registration of such transferred securities under the Securities Act and applicable state securities laws.

(b)          The Shareholders agree to the imprinting, so long as is required under the Securities Act and the rules and regulations thereunder, or an appropriate restrictive legend on the certificates evidencing their respective Apollo Shares.

ARTICLE IV
INDEMNIFICATION

4.1           Survival.  All of the provisions of this Agreement shall survive the Closing indefinitely, except that the representations and warranties of Celestial and the Shareholders, on the one hand, and the representations and warranties of Apollo on the other hand, shall survive until the second anniversary of the Closing Date.

4.2           Indemnity by Celestial and the Shareholders.  Celestial and the Shareholders, jointly and severally, shall indemnify Apollo and hold Apollo and Apollo’s directors, officers and employees (collectively, the “Celestial Indemnified Parties”) harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by Celestial or any Shareholder or breach of any warranty by Celestial or any Shareholder in this Agreement or (b) any breach of any covenant or agreement on the part of Celestial or any Shareholder in this Agreement.

4.3           Indemnity by Apollo.  Apollo shall indemnify Celestial and the Shareholders and hold Celestial and the Shareholders (collectively, “Apollo Indemnified Parties”) harmless against and in respect of any and all damages, losses, claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by Apollo or breach of any warranty by Apollo in this Agreement or (b) any breach of any covenant or agreement on the part of Apollo in this Agreement.

4.4           Notice to Indemnitor; Right of Parties to Defend.  Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party (“Indemnitor”) under this Article IV, an indemnified party (“Indemnitee”) shall notify the Indemnitor in writing of such claim.  The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor’s reasonable direction and at Indemnitee’s sole cost and expense.  The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto.  In no event shall any such claim be settled without the Indemnitor’s consent.

ARTICLE V
MISCELLANEOUS

5.1           Fees and Expenses.  Each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiations, preparation, execution, delivery and performance of this Agreement.

5.2           Entire Agreement; Amendments.  This Agreement, together with the Exhibit and Schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, Exhibit and Schedules.

5.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile with a receipt of confirmation at the facsimile telephone number specified in this Section 5.3 prior to 5:00 p.m. (Miami, Florida time) on a Business Day; (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Miami, Florida time) on any date and earlier than 11:59 p.m. (Miami, Florida time) on such date; (iii) upon receipt, if sent by nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to Apollo:	Apollo Capital Group, Inc.
20900 NE 30th Avenue, 8th Floor
Aventura, Florida 33180 U.S.A.
Attn: Sigfried M. Klein, President
Facsimile No. :(305) 633-9992

If to Celestial or the
Shareholders:	Celestial Investments, Ltd.
Provident House
6-20 Burrell Row
Bechham, Kent, BR3 IAT-United Kingdon
Attn: Mr. Ciaran S. Kelly, President

or such other address as maybe designated in writing hereafter, in the same manner, by such party.

5.4           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect ay of the provisions hereof.

5.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither party may assign this Agreement or any of the rights or obligations hereunder without the written consent of the other party, which consent shall not unreasonably withheld.

5.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Florida without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the interpretation or enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.9           Attorneys’ Fees.  In any suit, action or proceeding brought with respect to interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs at both the trial and appellate levels.

5.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.11         Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

APOLLO CAPITAL GROUP, INC.

By:	/s/ Sigfried M. Klein
Sigfried M. Klein, President

CELESTIAL INVESTMENTS, LTD.

By:	/s/ Ciaran Sheamus Kelly
Name: Ciaran Sheamus Kelly
Title: President

SHAREHOLDERS:

/s/ Ciaran Sheamus Kelly
Ciaran Sheamus Kelly

/s/ Wilman Elizabeth Ayala
Wilman Elizabeth Ayala

/s/ Teofila Ayala Gimenez
Teofila Ayala Gimenez